Exhibit 99.1

Lender Presentation August 10, 2016

Cautionary Statement Regarding Forward-Looking Statements This presentation includes certain forward-looking statements and projections of EP Energy LLC (“EP Energy” or the “Company”). EP Energy has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed, including, without limitation, the volatility of and current sustained low oil, natural gas, and NGL prices; the supply and demand for oil, natural gas and NGLs; changes in commodity prices and basis differentials for oil and natural gas; EP Energy’s ability to meet production volume targets; the uncertainty of estimating proved reserves and unproved resources; the future level of service and capital costs; the availability and cost of financing to fund future exploration and production operations; the success of drilling programs with regard to proved undeveloped reserves and unproved resources; EP Energy’s ability to comply with the covenants in various financing documents; EP Energy’s ability to obtain necessary governmental approvals for proposed E&P projects and to successfully construct and operate such projects; actions by the credit rating agencies; credit and performance risks of EP Energy’s lenders, trading counterparties, customers, vendors, suppliers, and third party operators; general economic and weather conditions in geographic regions or markets served by EP Energy, or where operations of EP Energy are located, including the risk of a global recession and negative impact on oil and natural gas demand; the uncertainties associated with governmental regulation, including any potential changes in federal and state tax laws and regulation; competition; and other risk factors described below and in EP Energy’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. EP Energy has significant debt and debt service obligations, which requires it to dedicate a substantial portion of its cash flow from operations to debt service payments, thereby reducing the availability of cash for working capital, capital expenditures, acquisitions or general corporate purposes. In addition, the debt levels exposes it to more liquidity, breach of covenants and default risks, especially during times of financial volatility and reduced commodity prices, and could reduce its flexibility to compete on future acquisitions. EP Energy has made and may continue to make acquisitions, however, suitable acquisition candidates may not continue to be available on terms and conditions EP Energy finds acceptable or at all. Any acquisition, including any completed or future acquisition, involves potential risks that could significantly impair EP Energy’s ability to manage its business, complete or effectively integrate acquisitions and may have a material adverse effect on our business, results of operations and financial condition. The proposed transaction and the new term loans could be subject to bankruptcy related risks. For example, in any bankruptcy proceeding with respect to the borrower or the guarantors, it is possible that parties could assert that the new term loans are under-collateralized and the claims in the bankruptcy proceeding with respect to such term loans would be bifurcated between a secured claim and an unsecured claim based on the value of the collateral, and the unsecured claim would not be entitled to the benefits of security in the collateral. In addition, a court could void the liens securing the new term loans under fraudulent transfer laws and any future pledge of collateral might be avoidable in bankruptcy. While EP Energy makes these statements and projections in good faith, neither EP Energy nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. EP Energy assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by EP Energy, whether as a result of new information, future events, or otherwise. This presentation presents certain production and reserves-related information on an "equivalency" basis. Equivalent volumes are computed with natural gas converted to barrels at a ratio of six Mcf to one Bbl. These conversions are based on energy equivalency conversion methods primarily applicable at the burner tip and do not represent value equivalencies at the wellhead. Although these conversion factors are industry accepted norms, they are not reflective of price or market value differentials between product types.

Authorization Letter Ladies and Gentlemen: We refer to (i) the proposed amendment (the “Amendment”) to the Term Loan Agreement, dated as of April 24, 2012 among EP Energy LLC (the “Company”), the various lenders party thereto from time to time and Citibank, N.A., as Administrative Agent, and the new credit agreement to be entered into by the Company (the “New Credit Agreement”, and, together with Amendment, the “Transaction Documents”), in each case that the arrangers are arranging at our request and (ii) the lender presentation forwarded herewith (the “Lender Presentation”, and together with the Company’s 2015 Annual Report on Form 10-K filed on February 22, 2016 and all other public filings by the Company since February 22, 2016, the "Information Package”). We have reviewed or participated in preparing the Lender Presentation and the information contained therein. The Company has reviewed the information contained in the Information Package and represents and warrants that the information contained in the Information Package does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading. Any management projections or forward-looking statements included in the Information Package are based on assumptions and estimates developed by management of the Company in good faith and management believes such assumptions and estimates to be reasonable as of the date of the Information Package. Whether or not such projections or forward looking statements are in fact achieved will depend upon future events some of which are not within the control of the Company. Accordingly, actual results may vary from the projections and such variations may be material. The projections included in the Information Package should not be regarded as a representation by the Company or its management that the projected results will be achieved. The Company represents and warrants that the information contained in the Lender Presentation is either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States federal and state securities laws. We request that the arrangers distribute the Lender Presentation to such financial institutions as the arrangers may deem appropriate in connection with the transactions contemplated by the Transaction Documents. We agree that we will rely on, and that the arrangers are authorized to rely on, the undertakings, acknowledgments and agreements of recipients of the Lender Presentation. Yours sincerely, /s/____________________ EP Energy LLC Name: Dane Whitehead Title: Chief Financial Officer

Transaction Overview

Transaction Summary EP Energy (“EPE” or the “Company”) is proposing an exchange offer transaction on its existing 2nd Lien Term Loans in order to extend maturities The proposed transaction will seek to extend maturities by ~2.9 years on a weighted average basis while also providing an enhanced security position to lenders: The Term Loan B-3 due May 2018 and the Term Loan B-2 due April 2019 will be exchanged into a new single tranche due June 30, 2021 with a springing maturity 91 days inside the 9.375% Senior Notes due May 2020 (the “New Term Loan") The New Term Loan will be economically enhanced and structurally improved by having a higher lien priority The company has also and continues to execute on other balance sheet enhancing transactions: The company has bought back and retired ~$791¹ million of debt at an average discount of ~51% Hedging program now covers ~100%2 and ~60%2 of 2016 estimated oil and gas production, respectively, and ~75%2 of 2017 estimated oil production $360 million mark-to-market value of hedges as of 6/30/16 (utilizing 7/15/16 Strip Pricing) Note: Hedge positions are as of June 30, 2016 (Contract months: July 2016 – Forward) ¹ As of August 10, 2016 2Percent hedged based on midpoint of updated 2016 guidance

Transaction Highlights Enhances EPE’s credit profile by extending near-term term loan maturities by ~2.9 years on a weighted average basis On a pro forma basis the New Term Loan would be 2.8x covered by Proved Strip PV-101,2 and 1.6x covered by PD Strip PV-101,2 Subject to market conditions the Company will evaluate other liability management alternatives Notes: ¹Proved PV-10 of $3,816 million and PD PV-10 of $2,175 million as of 6/30/16 Reserve Report run at 7/15/16 NYMEX prices 2Assumes 75% of the B-3 and B-2 term loans participate in the exchange Debt Maturity Profile 2 $ in millions $0 $469 $1,052 $1,596 $0 $250 $551 $0 $117 $946 $1,596 $459 $250 $551 2017 2018 2019 2020 2021 2022 2023 Current PF

Sources, Uses & Pro Forma Capital Structure

Sources ($ in millions)	
New Term Loan due 2021[1]	$459
Total Sources	**$459**

Uses ($ in millions)	
Exchange Portion of B-3 TL	$352
Exchange Portion of B-2 TL	$107
Total Uses	**$459**

- $459 million New Term Loan (75% assumed participation across the B-3 and B2 term loans)
  - Results in stub B-3/B-2 term loans of $153 million

($ in millions)	6/30/2016	Maturity	Transaction Adjustments	PF 6/30/2016	Maturity
Cash and Cash Equivalents[2]	$36		$0	$36	
RBL Credit Facility[3]	$910	05/24/19[4]		$910	05/24/19[4]
New TL Due 2021			$459	$459	06/30/21[5]
Total Priority Lien Debt	$910		$459	$1,369	
Cov-Lite Term Loan B-3	$469	05/24/18	($352)	$117	05/24/18
Cov-Lite Term Loan B-2	$142	04/30/19	($107)	$36	04/30/19
Total Secured Debt	$1,522		$0	$1,522	
Senior Notes due 2020	$1,596	05/01/20		$1,596	05/01/20
Senior Notes due 2022	$250	09/01/22		$250	09/01/22
Senior Notes due 2023	$551	06/15/23		$551	06/15/23
Total Long Term Debt	$3,919		$0	$3,919	
Short Term Debt[6]	$54			$54	
Total Debt	**$3,973**		**$0**	**$3,973**	
Market Value of Equity[7]	**$1,005**			**$1,005**	
Total Capitalization	**$4,977**			**$4,977**	
LTM Adjusted EBITDAX	$1,405			$1,405	
Proved Strip PV-10[8]	$3,816			$3,816	
Liquidity[9]	$742			$742	
Total Net Priority Lien Debt / LTM Adj. EBITDAX	0.6x			0.9x	
Total Net Secured Debt / LTM Adj. EBITDAX	1.1			1.1	
Total Net Debt / LTM Adj. EBITDAX	2.8			2.8	
Proved Strip PV-10/ Total Priority Lien Debt[8]	N/A			2.8	
LTM Adj. EBITDAX / Interest Expense	4.4			4.0	

(1) Assumes 75% participation for illustrative purposes
(2) Expected to be reduced by transaction fees and expenses
(3) RBL borrowing base of $1,650 million as of June 30, 2016. Borrowings do not include $34mm of Letters of Credit
(4) RBL has springing maturity of 11/24/17 (6 months inside 2018 Term Loan), then 10/31/18 (6 months inside 2019 Term Loan)
(5) If more than $325mm of 2020 Senior Notes is outstanding, the New Term Loan will have a springing maturity of 1/31/20, which is 91 days before maturity of 2020 Senior Notes
(6) Represents debt repurchased subsequent to 6/30/16
(7) As of market close on 8/10/16
(8) Proved Strip PV-10 as of 6/30/16 Reserve Report run at 7/15/16 NYMEX prices
(9) Calculated as $1,650 million Borrowing Base less $910 million draws and $34 million outstanding Letters of Credit plus $36 million cash on balance sheet

EP ENERGY | 7

6/30/16 Reserves and Hedge Values $MM PV-10 of Oil, Gas, and NGL Reserves $3,816 PV-10 of Hedges $360 Reserves and Hedges $4,176 57% of Oil, Gas, and NGL Reserves PV-10 is from Proved Developed Reserves Key Assumptions1 Proved Reserves as of 6/30/16 Forward NYMEX strip prices as of 7/15/2016 Hedge book as of 6/30/16 with 7/15/2016 strip Current capital and operating costs Notes: ¹Note that alternative valuation methodologies may be used in the determination of the value of the Company’s Reserves and Hedges and that certain methodologies result in the book value of the liabilities of the Company exceeding the fair market value of the Company’s assets. As a result of such a determination, the Company intends to utilize a "tax insolvency exclusion" permitting it to defer certain cancellation of indebtedness income for federal tax purposes from its taxable income in 2016

New Term Loan Collateral Coverage1 3.1x PV-10 + MTM Hedges Coverage 2 1.9x PD PV-10 + MTM Hedges Coverage 2 $2,109 million through the New Term Loan and full Revolver Borrowing Base $1,369 million through the New Term Loan and Drawn Revolver Notes: 1Based on Proved Strip PV-10 and PD Strip PV-10 as of 6/30/16 run on NYMEX prices as of 7/15/16 2Calculated using Proved Strip PV-10 and PD Strip PV-10 plus mark-to-market value of hedges of $360 million over funded priority lien debt $ in millions $3,816 $2,175 $360 $360 $4,176 $2,535 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 7/15/16 Strip PV-10 7/15/16 Strip PD PV-10 PV-10 MTM Hedges 1.8x 2.8x 1.0x 1.6x

Company Update

EPE Summary

- Balance sheet improving
  - ~$950MM in debt reduction since EOY 2015
  - $791MM[1] in debt repurchases for $394MM of cash
    - ~$62MM of annual interest savings
  - Haynesville divestiture completed for ~$420MM ($390MM of net cash proceeds)
  - Free cash flow positive YTD
- Cash flow protected by hedges through 2017
- High quality assets with 5,400+ future drilling locations
- Proven execution track record extended through Q2
  - Lower capital costs and higher well performance
- Top tier operating cost structure

Note:
[1] As of August 10, 2016

EP ENERGY | 11

Q2 2016 Financial & Operational Update Q2 2016 Financial Metrics ($MM) Adjusted EBITDAX $256 Total Net Debt $3,937 RBL Balance $910 Liquidity $742 Operational Metrics Total Equivalent Production (MBoe/d) 84.5 Oil Production (MBbls/d) 45.1 Adjusted Cash Costs ($/Boe) $10.28 Continued strong financial and operational execution

2Q’16 Operations Summary Program Completed Wells Equivalent Production (MBoe/d) Oil (MBbls/d) NGLs (MBbls/d) Natural Gas (MMcf/d) Eagle Ford 8 45.0 27.3 8.8 53 Wolfcamp 5 17.6 6.8 5.1 35 Altamont 2 15.5 11.0 - 27 Haynesville/Other - 6.4 - - 38 Total Company 15 84.5 45.1 13.9 153 Lowest activity quarter — Wolfcamp restart in 2Q Eagle Ford $32 Wolfcamp $43 Altamont $18 2Q’16 Total Capital $94MM ($MM) Haynesville $1

Expanded Hedge Program 2016 2017 Total Fixed Price Hedges Oil volumes (MMBbls) 7.8 12.8 Average floor price ($/Bbl) $ 80.67 $ 62.34 Natural Gas volumes (TBtu) 11.3 - Average floor price ($/MMBtu) $ 3.39 - Note: Hedge positions are as of June 30, 2016 (Contract months: July 2016 – Forward) ¹ Percent hedged based on midpoint of updated 2016 guidance. 2 Includes value from offsetting contracts executed in 2016. Remaining 2016: ~100%¹ estimated oil swapped at $80.67 and ~60%¹ 2016 estimated gas swapped at $3.39 2017: ~75%¹ estimated oil floored at $62.34 4 MMBbls of $66 swaps 8.8 MMBbls of $46 x $61 x $70 three-ways (retain additional upside) $157MM realized from settlements of financial derivatives in 2Q’16 MTM of hedge book ~$360MM at 06/30/16 (utilizing 7/15/16 pricing)2

Updated 2016 Outlook Previous Guidance Updated Guidance Oil production (MBbls/d) 45 – 50 45 – 47 Total production (MBoe/d) 81 – 88 83 – 86 Capital program ($MM) $500 – $900 $475 – $505 Well completions 75 – 160 85 – 95 Adjusted cash operating costs (per Boe) $10.40 – $11.40 $10.45 – $10.85 Transportation cost (per Boe) $3.30 – $3.40 $3.55 – $3.70 DD&A (per Boe) $13.00 – $14.00 $13.00 – $14.00 Capital and completion activity 2Q’16 – Low activity quarter 3Q’16 – Expect low production volume quarter, increasing activity 4Q’16 – Expect production volumes at/above 3Q levels Expect to generate ~$250MM positive free cash flow for full year 2016 ($600MM+ including asset sale proceeds)

Amendment/Exchange Overview

Summary New Term Loan Terms Borrower EP Energy LLC Facility Senior Secured Term Loan Guarantors Same as existing term loan Security A perfected lien on substantially all tangible and intangible assets and capital stock of the Borrower and Guarantors pledged to the RBL Lenders, ranking junior to the RBL facility and senior to the Term Loan B-3 and the Term Loan B-2 in respect of such collateral Maturity June 30, 2021 Maturity will spring to 91 days before the maturity of the 9.375% Senior Notes due 2020 if more than $325mm of such Senior Notes are outstanding at that date Pricing L + 875 bps / 1.00% LIBOR Floor Call Protection 103, 101 Hard Call Negative Covenants Same as existing, except: Credit Facility Basket capped at $2,000 million Pari debt capped at $612 million (including the New Term Loan) Financial Maintenance Covenants None Extension Fee 300 bps

Transaction Timeline Key Date Key Events August 11th Lender Call August 18th Consents from Lenders due August 23rd Execute Legal Documentation & Close Aug-2016 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 Key Date

Q&A

Non-GAAP PV-10 Reconciliation Non-GAAP Term and Reconciliation The PV-10 of Oil, Gas and NGL Reserves is a non-GAAP measure derived from the standardized measure of discounted future net cash flows of our oil and natural gas properties, which is the most directly comparable GAAP financial measure. It differs from our standardized measure as we used forward pricing versus average historical pricing and used more recent well cost data than is typically used in the standardized measure. In addition, the standardized measure reflects discounted future income taxes related to our operations. We believe that the presentation of the PV-10 of Oil, Gas and NGL Reserves is useful to investors because it provides a better indication of the value of the collateral securing the New Term Loans. We feel this is important information for the lenders in their evaluation of the exchange offer. We used current costs and forward strip prices since both are better market indicators for calculating future revenues and costs of developing our proved reserves. Additionally, we believe that the PV-10 of Oil, Gas and NGL Reserves presents (i) the relative monetary significance of our oil and natural gas properties regardless of tax structure, (ii) the relative size and value of our reserves to other companies, and (iii) the measure we use when assessing the potential return on investment related to our oil and natural gas properties. The PV-10 of Oil, Gas and NGL Reserves and the standardized measure of discounted future net cash flows do not present the fair value of our oil, natural gas and NGLs reserves. Pricing used to calculate the PV-10 of Oil, Gas and NGL Reserves is based on NYMEX strip prices as of July 15, 2016. Pricing used to calculate the standardized measure of discounted future net cash flows is based on SEC Regulation S-X, Rule 4-10 as amended, using the 12-month average price calculated as the unweighted arithmetic average of the spot price on the first day of each month preceding the 12-month period prior to the end of the reporting period. The first day 12-month average price used to estimate our proved reserves at June 30, 2016 was $43.12 per barrel of oil (WTI) and $2.24 per MMBtu for natural gas (Henry Hub). The first day 12-month average price used to estimate our proved reserves at December 31, 2015 was $50.28 per barrel of oil (WTI) and $2.49 per MMBtu for natural gas (Henry Hub). (1) Assumption differences relate to the utilization of NYMEX strip prices as of July 15, 2016 as well as current well cost data. ($ in millions) PV-10 of Oil, Gas and NGL Reserves $3,816 Less: Assumption differences (1) 2,872 PV-10 of Oil, Gas and NGL Reserves - June 30, 2016 @ SEC Prices 944 Change from December 31, 2015 to June 30, 2016 1,090 PV-10 of Oil, Gas and NGL Reserves - December 31, 2015 @ SEC Prices 2,034 Income taxes, discounted at 10% (50) Standardized measure of discounted future net cash flows @ December 31, 2015 $1,984